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                                                                     EXHIBIT 4.3



                                TRUST AGREEMENT
                                       OF
                               ABI CAPITAL TRUST


         THIS TRUST AGREEMENT is made as of May 20, 1998 (this "Trust Agreement"), by and among American Bancshares, Inc., a Florida corporation, as depositor (the "Depositor"), and Bankers Trust (Delaware), as trustee, and Bankers Trust Company, as trustee (jointly, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as ABI Capital Trust (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement or Declaration of Trust satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred or Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Depositor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred or Capital Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred or Capital Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred or Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other



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exchange, or the National Association of Securities Dealers ("NASD"), and
execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred or Capital Securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred or Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred or Capital Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).




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         IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                                   AMERICAN BANCSHARES, INC.,
                                         as Depositor



                                   By:         /s/ Gerald L. Anthony
                                       -------------------------------------
                                       Name:   Gerald L. Anthony
                                       Title:  President & CEO

                                   BANKERS TRUST (DELAWARE), not in its
                                   individual capacity but solely as trustee of the Trust



                                   By:         /s/ M. Lisa Wilkins
                                       -------------------------------------
                                       Name:   M. Lisa Wilkins
                                       Title:  Assistant Secretary

                                   BANKERS TRUST COMPANY, not in its
                                   individual capacity but solely as trustee of the Trust



                                   By:          /s/ Susan Johnson
                                       -------------------------------------
                                       Name:   Susan Johnson
                                       Title:  Assistant Vice President





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                              CERTIFICATE OF TRUST
                                       OF
                               ABI CAPITAL TRUST

                 THIS CERTIFICATE OF TRUST of ABI Capital Trust (the "Trust"), dated as of May 20, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                 (i) Name. The name of the business trust being formed hereby is ABI Capital Trust.

                 (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

                 (iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

                 IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                                        BANKERS TRUST (DELAWARE), not in its
                                        individual capacity but solely
                                        as trustee of the Trust




                                        By:        /s/ M. Lisa Wilkins
                                            ---------------------------------
                                            Name:  M. Lisa Wilkins
                                            Title: Assistant Secretary

                                        BANKERS TRUST COMPANY,  not in its
                                        individual capacity but solely
                                        as trustee of the Trust




                                        By:        /s/ Susan Johnson
                                            ---------------------------------
                                            Name:  Susan Johnson
                                            Title: Assistant Vice President